Joseph S. Compofelice
                                                          (713) 423-3332


                                                                   EXHIBIT 99.1







FOR IMMEDIATE RELEASE


                      NL INDUSTRIES, INC. RESUMES DIVIDEND


Houston, Texas February 15, 1996 -- NL Industries, Inc. (NYSE:NL) announced that its Board of Directors has declared a dividend of ten cents per share on its common stock, payable March 15, 1996 to shareholders of record March 1, 1996.
J. Landis Martin, President and Chief Executive Officer, stated "We are pleased to be resuming a regular quarterly dividend, reflecting our expectation that industry capacity utilization rates will increase during the next several years, despite current softness in titanium dioxide pigment prices."

NL Industries is a major international producer of titanium dioxide pigments and specialty chemicals.

The statements in this release relating to matters that are not historical facts are forward looking statements that involve risks and uncertainties, including, but not limited to, future global economic conditions, global titanium dioxide pigment productive capacity, competitive products and prices and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings.




                                      # # #